Exhibit 99.1

CONTACTS:

Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Tim.Perrott@officedepot.com	Danny.Jovic@officedepot.com

The ODP Corporation Announces Selection of Chief Executive Officers and Company Names Ahead of Planned Spin-Off

Expects to Complete Tax-Free Spin-Off of Its Consumer Business to ODP Shareholders in First Half 2022

Boca Raton, Fla., August 24, 2021 – The ODP Corporation (“ODP” or the “Company”) (NASDAQ:ODP), a leading provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform, announced in May 2021, that its Board of Directors unanimously approved a plan to separate ODP into two independent, publicly-traded companies by means of a tax-free spin-off to ODP shareholders. The Company continues to make progress upon its plans to separate its consumer business from its B2B operations and expects to complete this transformation in the first half of 2022.

Today, the Board of Directors announced the selection of the Chief Executive Officers (CEO) and company names for each of the two companies, which would become effective upon the completion of the spin-off:

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The ODP Corporation – a leading B2B solutions provider serving small, medium and enterprise level companies, will consist of several operating companies, including the contract sales channel of ODP’s current Business Solutions Division, which will be renamed ODP Business Solutions, and ODP’s newly formed B2B digital platform technology business, which will be named Varis. ODP Business Solutions and Varis will be owned by ODP, but operated as separate businesses. ODP will also continue to own the global sourcing operations and other sourcing, supply chain and logistics assets. Gerry Smith will continue to serve as CEO of The ODP Corporation following the separation.

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Office Depot – a leading provider of retail consumer and small business products and services distributed via approximately 1,100 Office Depot and OfficeMax retail locations and an award-winning eCommerce presence, officedepot.com, will be spun-off and will be named Office Depot, Inc. Kevin Moffitt, currently EVP, Chief Retail Officer of The ODP Corporation, will be appointed CEO of Office Depot upon completion of the spin-off.

Joseph S. Vassalluzzo, The ODP Corporation’s non-executive Chairman of the Board, said, “We are excited to take this significant step in our separation planning as these decisions are foundational to others to come. Gerry has done an incredible job transforming the Company since joining as has Kevin, positioning it to be able to pursue the planned separation. We are confident that Gerry and Kevin will be the right leaders to help each business strengthen our ability to meet the needs of our customers, while delivering profitable growth and greater value to our stakeholders.”

“Kevin’s experience with leading our retail and eCommerce organizations over the past several years positions him as the ideal candidate to become CEO of Office Depot upon the separation,” said Smith.

The separation is expected to allow ODP and Office Depot to pursue unique market opportunities and growth strategies, improving the value for shareholders and stakeholders. While ODP and Office Depot will be separate, independent companies, it is anticipated that they will share commercial agreements to allow them to continue to leverage scale benefits in such areas as product sourcing and supply chain.

Additional details of the separation are expected to be announced in the coming months, including Board and additional leadership teams of both companies. The Company anticipates that the separated companies will be capitalized to provide the financial flexibility to take advantage of future strategic opportunities.

The transaction is subject to certain conditions, including final approval by ODP’s Board of Directors, opinions from tax counsel and a favorable ruling by the IRS on the tax-free nature of the transaction to the Company and its shareholders, the filing and effectiveness of a Form 10 registration statement with the US Securities and Exchange Commission, the approved listing of Office Depot, Inc.’s common stock on a national securities exchange, and the completion of any necessary financings. The separation will not require a vote of ODP shareholders. There can be no assurances regarding the ultimate timing of the separation or that the transaction will be completed.

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,100 stores. Through its banner brands Office Depot®, OfficeMax®, CompuCom® and Grand&Toy®, as well as others, the Company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.theodpcorp.com and investor.theodpcorp.com.

ODP and Office Depot are trademarks of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2021 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 pandemic, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “will,” “estimate,” “expect,” “intend,” “may,” “possible,” “potential,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, delays or challenges in completing the separation during the expected timeline; risks related to the fulfillment of the conditions to complete the separation; difficulties in ensuring that the spin-off remains tax-free; the expected costs and benefits of the separation; the inability to adequately capitalize the separated companies; changes in demand for the Company’s existing and future products and services; changes to the products and services sold and provided before and after the separation; unanticipated downturns in business relationships with customers; obstacles preventing the separated companies from maximizing profit opportunities, cost savings, and potential synergies; the failure to retain key employees or attract talent for each of the separated companies; the inability of the separated businesses to align their strategies and capital investments to meet customer demands or match their assets and investment profiles; disruption in key business activities or any impact on the Company’s relationships with third parties as a result of the separation; competitive pressures on the Company’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws and governmental regulations; the impact of, and government response to, the COVID-19 pandemic; and domestic and international economic conditions. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.